UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2016

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On November 14, 2016, Brian Adamsky resigned effective immediately as a member of the Board of Directors (the “Board”) of InsPro Technologies Corporation (the “Company”) and as a member of all committees of the Board on which he served. The resignation was not the result of any disagreement between the Company and Mr. Adamsky on any matter relating to the Company’s operations, policies or practices.

(d) On November 14, 2016, the Board appointed Frederick C. Tecce (81) to serve as a member of the Board, effective immediately. Mr. Tecce fills the vacancy created on the Board as a result of Mr. Adamsky’s resignation. In connection with his appointment to the Board, Mr. Tecce has also been appointed to serve as a member of the Compensation Committee of the Board.

Mr. Tecce served as a member of the Board from August 2, 2007 through August 14, 2012. Mr. Tecce served as of counsel with Buchanan Ingersoll & Rooney. He was an attorney with Klett Rooney Lieber & Schorling when it joined Buchanan in 2006. Mr. Tecce also serves as counsel to Cross Atlantic Capital Partners, Inc. and has served on the investment committees of three of the funds managed by Cross Atlantic Capital Partners, Inc. Mr. Tecce previously served as Senior Vice President and General Counsel of Academy Life Insurance Company. Mr. Tecce served on the transition team for Pennsylvania Governor Tom Ridge and was appointed by Governor Ridge to serve as a member of the board of the $50 billion Public School Employees Retirement System (PSERS), where he served as chairman of the Finance Committee until his retirement in September, 2001. He was appointed by U.S. Senator Rick Santorum to the Federal Judicial Nominating Committee where he served for several terms and also served on Dr. Robert Gallo’s Board of Visitors at the University of Maryland Institute for Human Virology. Mr. Tecce’s qualifications to serve on the Board include his numerous legal, business and government experiences.

In connection with his appointment, Mr. Tecce is entitled to compensation under the Company’s non-employee director compensation plan.

There are no arrangements or understandings between Mr. Tecce and any other person pursuant to which he was appointed as a director, nor are there any transactions between Mr. Tecce and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	November 17, 2016	By:	/s/ Anthony R. Verdi
Name: Anthony R. Verdi Title: Chief Financial Officer